SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
Advanced Photonix, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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ii

Notice of Annual Meeting of Shareholders
To Be Held
August 23, 2006
To the Shareholders of Advanced Photonix, Inc.:
You are invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Advanced Photonix, Inc. (the “Company”), which will be held at the Company’s Michigan office, 2925 Boardwalk, Ann Arbor, Michigan, at 10:00 a.m., Eastern time, on August 23, 2006, to consider the following matters:
(1)	The election of six Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The persons nominated by the Board of Directors are Richard D. Kurtz, Robin F. Risser, M. Scott Farese, Lance Brewer, Donald Pastor and Stephen P. Soltwedel, all of whom are described in the accompanying Proxy Statement; and

(2)	Such other matters as may properly be brought before the Annual Meeting of Shareholders.
The Board of Directors has fixed the close of business on June 30, 2006 as the record date for the Annual Meeting. Only shareholders who owned the Company’s Common Stock at the close of business on June 30, 2006 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.
The Board of Directors of the Company solicits the accompanying form of proxy. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.
A complete list of Shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, for any purpose relevant to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting, at the Company’s principal office, 2925 Boardwalk, Ann Arbor, Michigan 48104.
Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

By Order of the Board of Directors

July 19, 2006	Robin F. Risser
Secretary

Proxy Statement
Annual Meeting of Shareholders
August 23, 2006
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Photonix, Inc., a Delaware corporation for use at the 2006 Annual Meeting of Shareholders of the Company and for any adjournments or postponements thereof to be held at the Company’s Michigan office, 2925 Boardwalk, Ann Arbor, Michigan, at 10:00 a.m., Eastern time, on August 23, 2006, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A Board of Directors’ proxy (the “Proxy”) for the Annual Meeting is enclosed, by means of which you may vote as to the proposals described in this Proxy Statement.
The Board of Directors recommends a vote FOR the election of directors as described in this Proxy Statement. All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder’s instructions contained in such Proxy. In the absence of instructions, shares represented by such Proxy will be voted FOR the election of the six nominees to the Board of Directors as described herein. The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in the Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their best judgment. A shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its offices at 2925 Boardwalk, Ann Arbor, Michigan, 48104, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.
This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, Proxy and 2006 Annual Report to Shareholders are being sent to Shareholders on or about July 19, 2006.
VOTING SECURITIES
June 30, 2006 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, the Company had outstanding 19,005,697 shares of Class A and Class B Common Stock, $.001 par value, which vote together as a single class. A quorum, representing a majority of the total outstanding shares, must be established for the meeting to be held and any action to be taken. The presence, in person or by proxy, of shareholders entitled to cast a majority of votes will constitute a quorum for the Annual Meeting. Holders of Class A and Class B Common Stock are entitled to one vote for each share owned. As a plurality of votes cast is required for the election of directors, abstentions and broker non-votes will have no effect on the outcome of the election.
Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Corporation believes that, in accordance with the rules applicable to such voting by brokers, brokers will have discretionary authority to vote on the election of directors. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered “broker non-votes.”

PROPOSAL 1 — ELECTION OF DIRECTORS
A Board of six (6) Directors of the Company is to be elected at the Annual Meeting, each to serve, subject to the provisions of the Company’s by-laws, until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified. It is management’s recommendation that the accompanying form of Proxy be voted FOR the election as Directors of the six persons named below, all of whom are currently Directors of the Company and two of whom are currently executive officers of the Company. The Board of Directors believes that the nominees named below are willing to serve as Directors. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors pursuant to the recommendation of the Company’s Nominating Committee.
The following persons are nominees for election as Directors:

Name	Age	Position
Richard D. Kurtz	54	Chairman of the Board, President and Chief Executive Officer

Robin F. Risser	55	Chief Financial Officer Secretary and Director

M. Scott Farese	49	Director

Stephen P. Soltwedel	59	Director

Lance Brewer	48	Director

Donald Pastor	52	Director
Set forth below is certain information relating to the Directors and executive officers of the Company:
Richard D. Kurtz — Chairman of the Board, President and Chief Executive Officer
Mr. Kurtz became a director of the Company in February 2000, was elected Chairman of the Board in July 2000, and was appointed Chief Executive Officer in February 2003. In June 2006, Mr. Kurtz was appointed to serve as President of the Company. Prior to joining Advanced Photonix, he was Director of Client Services and Strategic Planning for Quantum Compliance Systems Inc. a privately owned software company specializing in the development and installation of Environmental Health and Safety Management systems. Prior to joining Quantum, Mr. Kurtz served as Vice President of Sales and Marketing for Filtertek Inc. an ESCO Technology company for more than 13 years.
Robin F. Risser –Chief Financial Officer and Director
Mr. Risser joined the Company through the acquisition of Picometrix, Inc., and was appointed Chief Financial Officer of the Company in May 2005 and became a director of the Company in July 2005. Prior to joining the Company, Mr. Risser served as the Chief Executive Officer and a member of the board of directors of Picometrix, Inc. since 1992, the year in which he co-founded Picometrix. Mr. Risser is also a member of the Optical Society of America. Mr. Risser earned an MBA from the University of Michigan in 1978 and passed the CPA exam in 1975.

M. Scott Farese — Director
Mr. Farese became a director of the Company in August 1998. He is currently President of Chelsea Investments, a firm specializing in facilitating private investments in privately held companies. For the thirteen years prior to the establishment of Chelsea Investments, Mr. Farese was employed by Filtertek, Inc., most recently holding the position of Business Unit Director. Filtertek, a subsidiary of ESCO Technologies, a producer of custom filtration products and fluid control devices and a manufacturer of custom molded filter elements.
Stephen P. Soltwedel — Director
Mr. Soltwedel became a director of the Company in February 2000. He is currently the President of Filtertek, Inc., where he has been employed since 1972 and previously held the position of Vice President and Chief Financial Officer. Prior to joining Filtertek, Mr. Soltwedel was employed by the public accounting firm of Baillies Denson Erickson & Smith in Lake Geneva, Wisconsin.
Lance Brewer – Director
Mr. Brewer became a director of the Company in July 2005. He is currently founder and partner at Brewer & Brewer Law firm since 1989. Brewer & Brewer is headquartered in Newport Beach, California and specializes in representation of financial institutions, business acquisitions and litigation and insurance defense.
Donald Pastor – Director
Mr. Pastor became a director of the Company in July 2005 and is currently the Executive Vice President and Chief Financial Officer of Telephonics Corporation. In addition, Mr. Pastor serves as the Chief Executive Officer of TLSI, a wholly owned subsidiary of Telephonics. For the past thirty years, Mr. Pastor has held a variety of financial, administrative and operational positions in high technology and defense related industries.
Steven Williamson (Age 52) — Chief Technology Officer
Mr. Williamson joined the Company in May 2005 through the acquisition of Picometrix, Inc. Prior to joining the Company, Mr. Williamson had served as the President, Chief Technology Officer and a member of the board of directors of Picometrix, Inc. since 1992, the year in which he co-founded Picometrix. Mr. Williamson earned his B.A. in Physics (Optics) from the University of Rochester, has 35 publications in the field of ultra fast optics and optoelectronics and holds twelve patents.
Directors serve annual terms until the next annual meeting of shareholders and until there successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.
The Board has determined that M. Scott Farese, Stephen P. Soltwedel, Lance Brewer and Donald Pastor are “independent” within the meaning of Securities Exchange Act Rule 10A-3 and within the applicable American Stock Exchange (AMEX) definition.

BOARD OF DIRECTORS AND COMMITTEES
Board Meetings, Annual Meeting and Attendance of Directors
The Board of Directors held five meetings and acted by unanimous written consent two times during the fiscal year ended March 31, 2006.
Each person who served as a director in fiscal year 2006 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while such person was a director, and (ii) the total number of meetings held by all committees of the Board on which such person served while such person was a member of such committee. As a matter of policy, members of the Board of Directors are required to make every reasonable effort to attend the Annual Meeting of Shareholders. All members of the Board of Directors attended the Company’s 2005 Annual Meeting of Shareholders held on August 26, 2005.
Committees of the Board
The Board of Directors has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee.
As set forth in the Audit Committee Charter, a copy of which is attached as Exhibit A, the Audit Committee’s primary responsibilities are to: (i) oversee the Company’s financial reporting principles and policies including review of the financial reports and other financial and related information released by the Company to the public, or in certain circumstances governmental bodies; (2) review of the Company’s system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established; (3) review of the Company’s accounting and financial reporting processes; (4) review and appraisal with management of the performance of the Company’s independent auditors; and (5) the provision of an open avenue of communication between the independent auditors and the Board of Directors. The Audit Committee held four meetings during fiscal year 2006. For the fiscal year ended March 31, 2006, the Audit Committee consisted of Messrs. Farese, Pastor and Soltwedel, all of whom are independent within the meaning of Securities Exchange Act Rule 10A-3 and within the applicable American Stock Exchange (“AMEX”) definition of independence. The Board has determined that Stephen P. Soltwedel and Donald Pastor qualify as “audit committee financial experts” as defined by Item 401(h)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. None of the independent directors receives compensation from the Company other than directors’ fees and discretionary option grants under the Company’s Stock Option Plans for service on the Board or it’s Committees.
The Compensation Committee evaluates directors and management compensation plans as well as the Company’s stock option and incentive plans. The Compensation Committee met three times during fiscal 2006. The members of the Compensation Committee are Mr. Farese, Mr. Brewer and Mr. Soltwedel, all of whom are independent under the applicable SEC and AMEX definitions.
The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and its Committees and addresses the Company’s demands for governance. The Nominating and Governance Committee met once in excutive session during fiscal 2006; all other discussions were conducted in connection with regular board meetings. The members of the Nominating and Governance Committee are Mr. Farese, Mr. Brewer and Mr. Pastor, all of whom are independent under the applicable SEC and AMEX definitions.

The charters for the Audit Committee, the Compensation Committee and the Nominating Committee have been approved by the Board of Directors and are posted on the Company’s website, www.advancedphotonix.com under the “Corporate Governance” link on the Investors page.
Code of Ethics
The Company has adopted a Code of Ethical Conduct applicable to its Chief Executive Officer, President and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002. In addition the Company has adopted a Code of Business Conduct and Ethics applicable to all employees, including the above officers. Both Codes of Ethics are published on the Company’s web site, www.advancedphotonix.com under the “Corporate Governance” link on the Investors page.
Nomination Procedures
The Nominating & Governance Committee of the Board identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. In conducting this assessment, the Nominating and Governance Committee considers, among other things, skills, expertise, integrity, character, judgment, independence, corporate experience, length of service, willingness to serve, conflicts and commitments (including, among other things, the number of other public and private company boards on which a director candidate serves), and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability on our board of directors. The Committee also considers whether a prospective nominee has appropriate business experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of the board.
In the case of incumbent directors whose terms of office are set to expire, the Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance. Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Committee identifies potential new director candidates by recommendations from its members, other Board members, Company management and shareholders, and may, if necessary or appropriate, utilize the services of a professional search firm.
The Nominating & Governance Committee considers recommendations for director candidates submitted by shareholders using the same criteria that it applies to recommendations from the committee, directors and members of management. In order to be considered, a recommendation from a shareholder must be submitted to the Nominating & Governance Committee in accordance with the director nomination procedures set forth in our by-laws and the applicable rules of the SEC. See “Shareholder Proposals.”
The Company has not made any changes to the procedures by which share holders may recommend nominees to the Company’s Board of Directors since the Company last provided disclosure to security holders in response to the requirements of Item 7(d)(2)(ii)(G) of Schedule 14A of the Exchange Act.

Shareholder Communications
You may contact the entire Board of Directors, any Committee, the non-management directors as a group or any individual director by calling the company’s hotline reporting provider, Lighthouse Services at at 800-785-1003 (U.S. and Canada). Lighthouse Services collects all requests for contact and delivers them to the appropriate director or group of directors. The contact information for our hotline is also located on our website at www.advancedphotonix.com under the “Investor Inquiries” link on the Investors page. Shareholders are also welcome to communicate directly with the Board of Directors at its Annual Meeting of Shareholders.
AUDIT COMMITTEE REPORT
As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed our audited financial statements as of and for the year ended March 31, 2006 with management.
The Audit Committee reviewed and discussed with representatives of Farber Hass Hurley & McEwen, LLP, our independent registered public accounting firm, the matter required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has also received and reviewed the written disclosure and the letter from Farber Hass Hurley & McEwen, LLP required by Standard No. 1, “Independence Discussions with Audit Committee,” as amended by the Independence Standard Board, and have discussed with Farber Hass Hurley & McEwen their independence.
Based on their reviews and discussion, the Audit Committee recommended to the Board of Directors that the Financial Statements referred to above be included in our Annual Report on Form 10-K for the year ended March 31, 2006 for filing with the Securities and Exchange Commission.
The report is provided by the following independent directors, which constitute the Audit Committee.
Steve Soltwedel, Chairman
Martin S. Farese
Donald Pastor

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee served as an officer or employee of the Company or had any relationship with the Company requiring disclosure under the heading “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”
Report on Executive Compensation by the Compensation Committee
Compensation Policy
The Compensation Committee is responsible for setting and administering the policies, which govern annual executive salaries, raises and bonuses. The Committee is responsible for administering our Employee Stock Option Plans. The Compensation Committee consists of M. Scott Farese, Lance Brewer and Stephen P. Soltwedel, each of whom is a non-employee member of the Board of Directors.
The policy of the Compensation Committee is to recommend compensation for the Chief Executive Officer and other executive officers, reflecting the contribution of such executives to our growth in sales and earnings, and the implementation of our strategic plans for growth. In addition, in order to assure our ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other companies of comparable quality, size and performance.
Long-term incentive compensation policy consists of the award of stock options under our stock option plans, which serve to identify and reward executive performance as measured against annual strategic plan objectives and bonuses as determined by the Compensation Committee.
Performance and Chief Executive Officer Compensation
Executive compensation for the fiscal year ended March 31, 2006 consisted of base salary. The Compensation Committee met from time to time during such fiscal year. All salary compensation paid to the Chief Executive Officer and to our other executive officers during the fiscal year ended March 31, 2006 was in accordance with the compensation policies.
SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
M. Scott Farese
Lance Brewer
Stephen P. Soltwedel

EXECUTIVE COMPENSATION
The following table sets forth the compensation paid or accrued by the Company for services rendered to the Company’s Chief Executive Officer and to each of the other executive officers of the Company whose cash compensation exceeded $100,000 for services rendered during the last three fiscal years.
SUMMARY COMPENSATION TABLE

				Long Term Compensation
				Awards
	Annual Compensation			Payouts
				Securities Underlying	All Other
Name and Principal	Fiscal	Salary	Bonus	Options	Compensation
Position	Year	($)	($)	(#)	($)[1]
Richard D. Kurtz	2006	185,000	—	21,000	27,100
Chairman of the Board and	2005	168,000	40,320	28,000	10,700
Chief Executive Officer	2004	160,000	32,000	150,000	5,800

Paul D. Ludwig	2006	185,000	—	18,000	18,300
President	2005	168,000	40,320	24,000	18,100
	2004	160,000	32,000	50,000	16,300

Robin F. Risser	2006	169,580	30,000	100,000	10,900
Chief Financial Officer and	2005	n/a	n/a	n/a	n/a
Director [2]	2004	n/a	n/a	n/a	n/a

Steven Williamson	2006	169,580	30,000	100,000	12,700
Chief Technology Officer[3]	2005	n/a	n/a	n/a	n/a
	2004	n/a	n/a	n/a	n/a

1	Represents amounts paid by the Company on behalf of the named person in connection with the Company’s benefits plans, 401(k) Retirement Plan, vacation pay and car allowance.

2	Mr. Risser joined the Company in May 2005.

3	Mr. Williamson joined the Company in May 2005.
Employment Agreements
On May 2, 2005, the Company has entered into a three-year employment agreement with Robin F. Risser, its new Chief Financial Officer. Pursuant to the employment agreement, Mr. Risser also serves as President and General Manager of the Company’s Picometrix business unit. Mr. Risser is employed at an annual salary of $185,000 per year and a bonus to be determined and approved by the Board of Directors of the Company. Upon the signing of the employment agreement, Mr. Risser received a signing bonus of $30,000. On May 2, 2005, the Company entered into a three-year employment agreement with Steven Williamson. Mr. Williamson’s position with the Company and the Picometrix business unit will be Chief Technology Officer with an annual salary of $185,000 per year and a bonus to be determined and approved by the Board of Directors of the Company. Upon the signing of the employment agreement, Mr. Williamson received a signing bonus of $30,000. Both officers are prohibited from competing with the Company for a period of one year following certain terminations of their employment

Stock Options
The following tables set forth certain information concerning stock options granted to the persons named in the Summary Compensation Table during the last fiscal year and unexercised stock options held by such persons at the end of such fiscal year.
Option Grants in Fiscal 2006

	Individual Grants
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise Price
	Options	Employees in	per Share	Expiration	Grant Date
Name[1]	Granted (#)	Fiscal Year	($/Sh)	Date	Value ($)[2]
Richard D. Kurtz	21,000	2%	$2.32	6/3/2015	$16,338

Paul D. Ludwig	18,000	2%	$2.32	6/3/2015	$14,004

Robin F. Risser	100,000	11%	$2.11	5/2/2015	$70,760

Steven Williamson	100,000	11%	$2.11	5/2/2015	$70,760

[1]	See “Summary Compensation Table” and “Directors and Executive Officers” for principal position.

[2]	As permitted by SEC rules, we have elected to calculate the Grant Date Present Value of the options set forth in this table using the Black-Scholes option-pricing model. The Company’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The actual value of the options in this table will depend on the actual market value of the Company’s stock during the applicable term and on the date the options are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the Company’s Class A Common Stock.
Aggregated Option Exercises in Fiscal 2006 and Fiscal Year End Option Values

			Number of Securities	Value of Unexercised In-
	Shares		Underlying Unexercised	the-Money Options at
	Acquired on		Options at Fiscal Year End (#)	Fiscal Year End ($)
Name[1]	Exercise (#)	Value Realized	Exercisable/Un-exercisable	Exercisable/Un-exercisable[2]
Richard D. Kurtz	—	—	350,000 / 93,600	$652,940 / $121,080
Paul D. Ludwig	—	—	123,200 / 68,800	$227,220 / $89,840
Robin F. Risser	—	—	20/000 / 80,000	$12,000 / $48,000
Steven Williamson	—	—	20,000 / 80,000	$12,000 / $48,000

1	See “Summary Compensation Table” and “Directors and Executive Officers” for principal position.

2	The Value of Unexercised In-the-Money Options is calculated based on the difference between the exercise price of such options and the closing price of the Company’s Class A Common Stock on March 31, 2006 as reported on the American Stock Exchange.
Compensation of Directors
During 2006 each independent member of the Board of Directors received an annual retainer in the amount of $8,000, plus directors’ fees in the amount of $1,000 for each board meeting attended, plus $750 for each committee meeting attended. In addition, all directors, including employee directors, are reimbursed for reasonable travel expenses incurred in connection with their attending meetings of the Board of Directors and committees. Each director who is not an employee of the Company is also eligible for a grant of stock options upon their appointment to the Board of Directors and all directors are eligible for stock option grants on a discretionary basis so long as they remain on the Board under the Advanced Photonix 2000 Stock Option Plan.
In fiscal year 2006, Mr. Brewer and Mr. Pastor were each granted 100,000 options in connection with their initial appointments as Directors and Mr. Farese and Mr. Soltwedel were granted 25,000 each for their continuing service as directors. Directors who also serve as officers of the Company do not receive cash compensation or option grants in consideration for their services as directors.

PERFORMANCE GRAPH
The following graph compares the value of $100 invested in the Company’s Class A Common Stock with a similar investment in the American Stock Exchange Market Value Index (U.S.) and the American Stock Exchange Technology Index for the periods ended March 26, 2000 through March 31, 2006.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ADVANCED PHOTONIX, INC., THE AMEX MARKET VALUE (U.S.) INDEX
AND THE AMEX TECHNOLOGY INDEX

*	$100 invested on 3/25/01 in stock or index-including reinvestment of dividends. Indexes calculated on month-end basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of July 1, 2005, certain information concerning the holdings of each person who was known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Class A common stock of the Company, by each director and executive officer and by all directors and officers as a group.

	Number	Shares Underlying
	of Shares	Exercisable	Percent of
	Owned	Options/Warrants[1]	Class[2]
Name of Beneficial Owner
Smithfield Fiduciary LLC C/O Highbridge Capital Management 9 West 57th Street, 27th Floor New York, NY 10019		3,953,317 [3]	20.8%

Named Executive Officers and Directors
Steven Williamson[4]	1,716,667	40,000	9.3%
Robin F. Risser[4]	868,333	40,000	4.8%
Richard D. Kurtz[4]	75,000	565,200	3.4%
M. Scott Farese[4]	45,100	364,000	2.2%
Stephen P. Soltwedel[4]	14,000	350,000	1.9%
Donald Pastor[4]	2,000	20,000	0.1%
Directors & Officers as a Group	2,721,100	1,379,200	21.6%

1	Includes shares underlying options exercisable on July 1, 2006 and options, which become exercisable within 60 days thereafter.

2	Represents percentage of issued and outstanding shares of the Company’s Class A Common Stock and Class B Common Stock, assuming beneficial owner exercises all options and warrants, exercisable within 60 days of July 1, 2006, but no other options and warrants are exercised.

3	Represents 1,276,234 shares underlying warrants which are currently exercisable and 2,677,083 shares which are issuable upon conversion of a convertible notes.

4	The Shareholder’s address is c/o Advanced Photonix, Inc., 2925 Boardwalk Drive, Ann Arbor, Michigan 48104.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth, as of July 1, 2006, the aggregated information pertaining to all securities authorized for issuance under the Company’s equity compensation plans:

	Number of	Weighted-
	Securities to be	average exercise
	issued upon	price of	Number of
	exercise of	outstanding	securities
	outstanding	options,	remaining
	options, warrants	warrants and	available for
Plan Category	and rights	rights	future issuance
Equity compensation plans approved by shareholders	2,166,350	$1.66	218,222
Equity compensation plans not approved by shareholders	—	—	—

Total	2,166,350	$1.66	218,222

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
Federal Securities laws require the Company’s officers and directors and persons owning more than 10% of its common stock to file certain reports on ownership and changes in ownership with the Securities and Exchange Commission (or SEC). Based solely on its review of the copies of the forms received by it, the Company believes that all of its officers and directors complied with the filing requirements applicable to them, except with respect to the following: Mr. Risser, Mr. Williamson and Mr. Brewer filed late Form 3s reporting their initial holdings upon becoming reporting persons and late Form 4s reporting the options granted to them in connection with such appointments; in lieu of filing a late Form 3 and Form 4, Mr. Pastor reported his holdings upon being appointed a director and the option granted to him in connection with such appointment on a Form 5; Mr. Farese and Mr. Soltwedel each filed two late Form 4s, each form reporting a single stock option grant occurring during the fiscal year; and Mr. Kurtz filed one late Form 4 reporting a single stock option grant occurring during the fiscal year. The Company has instituted additional procedures to facilitate Section 16(a) compliance by its officers and directors.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
As part of the merger consideration for the sale of Picometrix, Inc. to the Company, Mr. Williamson and Mr. Risser received four-year promissory notes in the aggregate principal amount of $2,900,500 (consisting of $1,933,667 owed to Mr. Williamson and $966,833 owed to Mr. Risser) (the “API Notes”). The API Notes are payable in four annual installments with the first being a payment in the aggregate amount of $500,000, the second being a payment in the aggregate amount of $550,000, the third being a payment in the aggregate amount of $900,000 and the fourth being a payment in the aggregate amount of $950,500. The API Notes bear an interest rate of prime plus 1.0% and are secured by all of the intellectual property of the Picometrix business unit of the Company. The Company has the option of prepaying the API Notes without penalty.

RELATIONSHIP WITH INDEPENDENT AUDITORS
Farber Hass Hurley & McEwen LLP, independent auditors, audited the Company’s financial statements for fiscal years 2000-2006 and has been selected to audit the Company’s financial statements for fiscal year 2007. Representatives of Farber Hass Hurley & McEwen LLP are expected to be present at the Annual Meeting to respond to appropriate questions from Shareholders and to make a statement if they desire to do so.
Audit Fees
The following table sets forth the aggregate fees billed to the Company for the fiscal years ended March 27, 2005 and March 31, 2006, by the Company’s independent auditor, Farber Hass Hurley & McEwen LLP. The following table presents fees for professional audit services rendered by Farber Hass Hurley & McEwen LLP for the audit of the Company’s annual financial statements and review of financial statements included in the registrant’s quarterly reports on Form 10-Q (Audit Fees) for fiscal 2006 and 2005, and fees billed for other services rendered by Farber Hass Hurley & McEwen LLP.

	2006	2005
Audit Fees(1)	$119,230	$60,350
Audit Related Fees(2)(3)	9,350	57,170
Tax Fees(3)(4)	10,970	8,500
All Other Fees	—	—
Total	$139,550	$126,020

(1)	The fees consisted of the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K and reviews of its interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit fees in connection with the Picometrix acquisition.

(2)	Audit related fees consisted principally of the audit of the Company’s benefit plan and consultations regarding acquisitions.

(3)	The Audit Committee has determined that the provision of all non-audit services performed for the Company by Farber Hass Hurley & McEwen LLP is compatible with maintaining that firm’s independence.

(4)	Tax fees consisted primarily of tax return preparation, state tax matters and tax advisory services.
The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that the Company’s independent auditor is permitted to perform for the Company under applicable federal securities regulations. While it is the general policy of the Audit Committee to make such determinations at full Audit Committee Meetings, the Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee, provided that all such decisions are presented to the full Audit Committee at its next regularly scheduled meeting.
EXPENSES
The entire cost of preparing, assembling, printing and mailing the Proxy Statement, the enclosed Proxy, Annual Report and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.
SHAREHOLDER PROPOSALS
If you wish to submit a proposal for consideration at our 2007 Annual Meeting of Shareholders, you should submit the proposal in writing to us at the address set forth on page one of this Proxy Statement. Proposals must be received by us on or before March 19, 2007, for inclusion in next year’s proxy materials. If you submit a proposal you must, in all other respects, comply with Rule 14a-8 under the Securities Exchange Act of 1934. If you intend to present a proposal at our 2007 Annual Meeting without inclusion of the proposal in our proxy materials, you are required to provide notice of the proposal to us in accordance with our By-Laws no later than May 16, 2007 nor earlier than April 26, 2007.
If a properly submitted shareholder proposal is received after May 16, 2007, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2007 Annual Meeting of Shareholders.

By Order of the Board of Directors

Ann Arbor, Michigan
July 19, 2006	Robin F. Risser
Secretary
IN CONNECTION WITH THE 2006 ANNUAL MEETING OF STOCKHOLDERS, WE HAVE COMBINED THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND 2006 ANNUAL REPORT TO STOCKHOLDERS INTO ONE DOCUMENT. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2006 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS). SUCH REQUESTS SHOULD BE DIRECTED TO CORPORATE SECRETARY, 2925 BOARDWALK, ANN ARBOR, MICHIGAN 48104.

Exhibit A
Audit Committee Charter
I. PURPOSE
The Audit Committee will assist the Board of Directors by overseeing the integrity of the Company’s financial statements and reporting process, overseeing the Company’s compliance with legal and regulatory requirements, overseeing the independent auditor’s qualifications and independence, and overseeing the performance of the Company’s internal audit function and independent auditors. The Board of Directors recognizes that the Audit Committee will rely on the advice and information it receives from the Company’s management and its internal and outside auditors. The Board of Directors does, however, expect the Audit Committee to exercise independent judgment in assessing the quality of the Company’s financial reporting process and its internal controls. In doing so, the Board of Directors expects that the Audit Committee will maintain free and open communications with the other directors, the Company’s independent and internal auditors and the financial management of the Company. The Audit Committee will prepare a report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
The Committee has the authority to conduct any investigation appropriate to fulfilling its investigations. It shall have direct access to the independent auditors as well as to anyone in the Corporation as deemed necessary by the Committee. The Committee has the authority to retain, at the Corporation’s expense, special legal, accounting or other experts, consultants and advisors, as it deems necessary in the performance of its duties.
The Committee shall have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, that the ultimate accountability of the independent auditors is to the Committee and that the independent auditors must report directly to the Committee. The Committee shall make regular reports to the Board concerning its activities.
The Corporation shall provide the Committee with appropriate funding, as determined by the Committee, (i) to compensate the independent auditors engaged for purposes of rendering an audit report or related work or performing other audit, review or attest services, (ii) to compensate any experts, consultants or advisors engaged by the Committee and (iii) for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
The Committee shall give prompt notice to the Corporation’s Chief Financial Officer of all expenditures by the Committee.
II. COMPOSITION
The Audit Committee shall be comprised of three directors, each of whom shall meet the independence requirements of the Securities and Exchange Commission (“SEC”) and the American Stock Exchange (“AMEX”). No member of the Committee, other than in his or her capacity as a member of the Board or of a committee of the Board, shall (i) accept any consulting, advisory or other fee from the Corporation or any subsidiary of the Corporation or (ii) be an affiliated person of the Corporation or any subsidiary of the Corporation.

All members of the Committee shall meet the expertise requirements of the SEC and the AMEX, and at least one member of the Committee shall qualify as an “audit committee financial expert” under Section 401(e) of Regulation S-B.
The members of the Committee shall be elected or reappointed by the Board annually for a one-year term. The Board shall appoint a Chairperson.
III. MEETINGS
The Committee will meet with management and the independent auditors at least four times annually and be available to meet more frequently as circumstances dictate. In addition to these regularly scheduled meetings, the Committee should meet, at its discretion, with management and the independent auditors in separate executive sessions to discussion any matters that the Committee and each of these groups believe should be discussed privately.
IV. COMPENSATION
The members of the Audit Committee shall be compensated for participation at Committee meetings as provided by the Board, and shall be reimbursed for expenses incurred in connection with their service on the Committee. No additional fees (other than for service as a director) may be paid to members of the Committee.
V. RESPONSIBILITIES AND DUTIES
The responsibilities and duties the Audit Committee shall include the following:
Documents/Reports Review
1)	Review with financial management and the independent auditors, prior to filing, the Corporation’s annual financial statements, the 10-KSB report and other reports, including the Management’s Discussion and Analysis contained in these reports, the year-end earnings release and other financial information and earnings guidance provided to analysts or rating agencies, the public, or in certain circumstances governmental bodies, including any certification, report, opinion or review rendered by the independent auditors.

2)	Review with financial management and the independent auditors each quarterly earnings release and 10-QSB quarterly reports, including the Management’s Discussion and Analysis contained in these reports, prior to their filing. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

3)	Review with independent auditors and senior management the recommendations of the independent auditors included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to senior management for any changes that seem appropriate.

4)	Review and discuss with management all Section 302 and 906 certifications and Section 404 internal control reports (including the attestation of the independent auditors) required by the S-O Act.
Independent Auditors

5)	Appoint, retain (or terminate) and oversee the independent auditors. Although the Committee has the sole authority to appoint the independent auditors, the Committee shall recommend that the Board ask the Corporation’s stockholders. at their annual meeting, to approve the Committee’s selection of independent auditors. The Committee shall also approve the compensation of the independent auditors.

6)	On a periodic basis, at least annually, the Committee will review and discuss with the auditors all significant relationships, including non-audit services, proposed or performed, the auditors have with the Corporation to determine the auditors’ independence. In connection with each such review, the Committee shall request that the independent auditors submit a formal written statement delineating all relationships (including non-audit services performed) between the independent auditors and the Corporation and its officers and directors, describing the Independent Auditor Firm’s internal quality control procedures and the particulars of any material issues raised by reviews of these procedures during the preceding five years.

7)	Meet with the independent auditors prior to the audit to review the planning and scope of the audit.

8)	In addition to approving the engagement of the independent auditors to audit Corporation’s consolidated financial statements, approve, in accordance with Section 202 of the S-O Act, all use of the Corporation’s independent auditors for non-audit services, other than non-audit services prohibited by Section 10A(g) of the Securities Exchange Act of 1934, as amended. Audit and non-audit services must be approved either (i) explicitly in advance or (ii) pursuant to a pre-approved policy established by the Committee detailed as to the services that may be pre-approved, that does not permit delegation of approval authority to the Corporation’s management, and requires management to inform the Committee of each service approved and performed under the policy. The Committee will also set clear hiring policies for employees or former employees of the Independent Auditor.

9)	Prior to releasing year-end earnings, discuss the results of the audit with the independent auditors. In this regard, the Committee shall obtain, review and discuss with the independent auditors reports and analyses from the independent auditors concerning: (i) all critical accounting policies and practices used by the Corporation, (ii) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatment of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, the ramifications of the use of alternative disclosures and treatments and the treatments preferred by the independent auditors, (iii) significant issues regarding accounting principles and estimates. (iv) off-balance sheet items, (v) related party transactions, (vi) any other material written communications between the independent auditors and management. In addition, the Committee shall discuss certain matters required to be communicated to the Committee by the independent auditors in accordance with generally accepted accounting standards.

10)	Ensure that the lead audit partner assigned by the independent auditors to the Corporation, as well as the reviewing or concurring partner and the other audit engagement team partners. be rotated in accordance with Section 203 of the S-O Act.

11)	Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.
Financial Reporting Process
12)	In consultation with the independent auditors, review the integrity of the Corporation’s financial reporting process, both internal and external.

13)	Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14)	Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements. In cases where any such disagreement cannot be resolved to the mutual satisfaction of management and the independent auditors, the Committee shall have the responsibility for making the final determination of the Corporation’s position.

15)	Establish regular reporting to the Audit Committee by management and the independent auditors regarding any principal/critical risks, emerging or developing issues and significant judgments made or to be made in management’s preparation of the financial statements.

16)	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.
Ethical and Legal Compliance
17)	Review management’s programs and processes for risk assessment and risk management for protection of the Corporation’s assets and business.

18)	Review, with the Corporation’s counsel, legal compliance matters, including corporate Securities Trading Policy and Code of Business Conduct.

19)	Review, with the Corporation’s counsels, any legal matter that could have a significant impact on the Corporation’s financial statements.
Other Committee Responsibilities
20)	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, and auditing matters and confidential, anonymous submissions by employees of the Corporation of concerns regarding questionable accounting or auditing matters, consistent with the Corporation’s Code of Business Conduct.

21)	Annually prepare a report to stockholders as and to the extent required by SEC regulations. This report should be included in the Corporation’s proxy statement to the extent required by SEC regulations.

22)	Annually provide for a review of the Committee’s performance.

23)	Assure that minutes of each meeting are prepared and distributed to all members of the Board of Directors and provide periodic summary reports to the Board of Directors. The Secretary of the Corporation will maintain the permanent file of the minutes.

24)	Review and approve the Corporation’s Code of Business Conduct.

25)	Review and update this Charter annually, as conditions dictate. Revisions to this Charter should be submitted to the Board for approval and published as required by SEC regulations.
Perform any other activities consistent with this Charter, the Corporation’s By-Laws and government law, as the Committee or the Board deems necessary or appropriate

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ADVANCED PHOTONIX, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
AUGUST 23, 2006
The undersigned hereby constitutes and appoints Richard D. Kurtz and Robin F. Risser or any one of them, as proxies, with full power of substitution, to vote all shares of stock of Advanced Photonix, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s Michigan office, 2925 Boardwalk, Ann Arbor, Michigan, at 10:00 a.m., Eastern time, on August 23, 2006, or at any adjournments or postponements thereof:
(1) Election of Directors

FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐

Richard D. Kurtz	Robin Risser	Donald Pastor
M. Scott Farese	Stephen P. Soltwedel	Lance Brewer
(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the above list.)
(2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
(PLEASE SIGN ON REVERSE SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED BY THE PROXIES FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR, AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND ANNUAL REPORT FURNISHED HEREWITH.

Dated: , 2006

Signature of Stockholder

Signature of Stockholder

Note: When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign. Please date, sign and return in the enclosed envelope promptly.